Exhibit 4 - Material Contracts

10.01 - AGREEMENT FOR SALE AND PURCHASE OF ASSETS

     THIS AGREEMENT made and entered into this the day of March, 1998, by and between OSTRICH PRODUCTS AMERICA, L.L.C., a Texas limited liability company, hereinafter called "Seller" and QUILL INDUSTRIES, INC., a Nevada corporation, hereinafter called "Purchaser".

                           W I T N E S S E T H :

     WHEREAS, the Seller is a Texas limited liability company that owns certain real and personal properties; and,

     WHEREAS, the Seller is desirous of selling such property to Purchaser, and the Purchaser is desirous of purchasing such assets from the Seller on the terms and conditions hereinafter set out.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein made, it is hereby agreed by and between the parties hereto as follows:

                                     I
                                CLOSING DATE

      The closing date of the sale herein provided for shall take place on or before March 24, 1998, or such other date as the parties may mutually agree upon. The closing of the sale shall take place on the closing date at such place as the parties may mutually agree upon.

                                     II
                             PROPERTY TO BE SOLD

     At the closing, the Purchaser agrees to purchase and acquire from the Seller, and the Seller agrees to sell, transfer and assign to the Purchaser, by Bill of Sale, and Warranty Deed, the following described property:

     (a) All of the real property together with any improvements thereon described on Exhibit A attached hereto.

     (b) All of the personal property described on the Bill of Sale attached hereto as Exhibit B.

                                     III
                               VALUE OF ASSETS

     Both parties agree that the value of the assets being conveyed herein is as set out on Exhibit C attached hereto.

                                     IV
                           CONSIDERATION FOR SALE

     The agreed purchase price for the real and personal property hereinafter described shall be the sum of ONE MILLION DOLLARS ($1,00O,000.00) payable at Closing by delivery of the following:

     (a) A cashier or bank check in the sum of Five Hundred Thousand Dollars ($50O,000);

     (b) A non-interest bearing promissory note in the amount of Two Hundred Fifty Thousand Dollars ($25O,000), payable within 30 days from the date of Closing.

     (c) A certificate representing 10O,000 shares of the Purchaser's 1998 Series A Convertible Preferred Stock, with such rights, preferences, and privileges as described in the Designation of Rights, Preferences, and Privileges attached hereto as Exhibit D be delivered to the Seller within 30 days of Closing.

                                      V
                        REPRESENTATIONS AND WARRANTIES

     The Seller hereby represents and warrants that:

     (a) The Seller has good and marketable title to all of the assets being conveyed herein and none of the properties and assets are subject to any mortgage, pledge, lien, encumbrance or other charge of any kind or character.

     (b) That none of the assets being conveyed herein are being held under any lease, conditional sale, or other contract contemplating the disposal of such property or assets, and no liens, pledges, charges, or encumbrances of any kind or nature whatsoever will be placed against the assets of the Seller.

     (c) The Seller is not involved in any undisclosed actions, litigation, proceedings, investigations or claims which might materially or adversely affect the assets of the Seller, or which would prevent or hamper the transactions contemplated by this agreement.

     (d) That Seller has good and indefeasible title to the real property to be conveyed hereunder and that there are no liens, encumbrances or other charges of any kind or character against said property.

     (e) That the Seller is organized under the Laws of the State of Texas and is in good standing and qualified to do business in the State of Texas.

     (f) That Seller has filed all required tax returns and made all required tax deposits with all governmental authorities.

The Purchaser hereby represents and warrants that:

     (a) That the Purchaser is organized under the laws of the State of Nevada and is in good standing and qualified to do business in the State of Nevada. That all necessary resolutions will be been taken to enter into this agreement and perform this transaction contemplated by this agreement and to authorize the of officers of the Purchaser to effectuate this contract.

     (b) That this agreement, when properly authorized and executed by the Purchaser, will be a binding agreement and enforceable against Purchaser. That this transaction will not violate any provisions of any Articles of Organization, Regulations, or any law, rule, order or regulations or any agreement or instrument to which Purchaser is a party.

                                     VI
                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations, warranties, covenants and agreements of the Seller and Purchaser herein set forth and all certificates and documents delivered pursuant hereto and in connection with this agreement shall survive the closing of this transaction and the same shall be deemed to have been material and to have been relied upon by the party to whom directed. In case of any breach of any representation, warranty, covenant or agreement, the breaching party agrees to make payment to the aggrieved party in cash at Odessa, Ector County, Texas, of any sums that the aggrieved party may suffer as a result of any such breach, provided, that there shall be no liability on the part of the breaching party unless such matter for which payment is sought shall have been brought to the attention of the breaching party by the aggrieved party in writing in time sufficient for the breaching party to file a timely answer and appear and defend against any such alleged breach. In this connection, the aggrieved party will give every cooperation to the breaching party in making such defense in third party actions.

                                     VII
                                GOVERNING LAW

     This agreement is executed, delivered and intended to be performed in the State of Texas, and shall be construed and enforced in accordance with and shall be governed by the laws of the State of Texas, in all respects, including matters of validity and performance.

                                    VIII
                             AD VALOREM TAXES

     It is understood and agreed that all Ad Valorem Taxes covering the real and personal properties above described shall be pro rated to the date of closing.

                                     IX
                                 SIGNATURES

     All parties agree that each may rely upon the facsimile signature of the other party as if same were an original.

     IN WITNESS WHEREOF, this instrument is executed in duplicate originals the date first above written.

SELLER:

OSTRICH PRODUCTS AMERICA, L.L.C.
BY: /S/ Mike Englezakis, Manager

BUYER:

QUILL INDUSTRIES, INC.
BY: /S/ R. Lee Matzig, President

10.02 - AGREEMENT FOR SALE AND PURCHASE OF ASSETS

     THIS AGREEMENT made and entered into this the 26th day of May, 1998, by and between STARIAD INVESTMENTS LIMITED, a Cyprus corporation qualified to do business in the State of Texas, hereinafter called "Seller" and QUILL INDUSTRIES, INC., a Nevada corporation, hereinafter called "Purchaser".

                              W I T N E S S E T H:

     WHEREAS, the Seller is a Cyprus corporation authorized to do business in the State of Texas that owns certain real and personal properties; and

     WHEREAS, the Seller is desirous of selling such property to Purchaser, and the Purchaser is desirous of purchasing such assets from the Seller on the terms and conditions hereinafter set out.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein made, it is hereby agreed by and between the parties hereto as follows:

                                       I
                                  CLOSING DATE

     The closing date of the sale herein provided for shall take place on or before ______, or such other date as the parties may mutually agree upon. The closing of the sale shall take place on the closing date at such place as the parties may mutually agree upon.

                                       II
                               PROPERTY TO BE SOLD

     At the closing, the Purchaser agrees to purchase and acquire from the Seller, and the Seller agrees to sell, transfer and assign to the Purchaser, by Bill of Sale attached hereto as Exhibit A, and Warranty Deed attached hereto as Exhibit B. the following described property, subject to Purchaser obtaining title insurance in form satisfactory to Purchaser:

     (a) All of the real property together with any improvements thereon described on Exhibit C attached hereto.

     (b) All of the personal property described on Exhibit D attached hereto.

                                      III
                                VALUE OF ASSETS

     Both parties agree that the value of the assets being conveyed herein is as set out on Exhibit E attached hereto.

                                      IV
                            CONSIDERATION FOR SALE

     The agreed purchase price for the real and personal property hereinabove described shall be the sum of ONE MILLION DOLLARS ($ 1,000,000.00) payable at Closing by delivery to the Seller of a Convertible Promissory Note in face amount of $1,000,000, payable over a period of three years or convertible to up to 400,000 shares of the Purchaser's restricted Common Stock all in accordance with the terms of the Convertible Promissory Note, a form of which has been attached hereto as Exhibit F to this Agreement.

                                     V
                 SECURITY AND COLLATERAL FOR PURCHASE PRICE

     All obligations of Purchaser under this Agreement (including, but not limited to, all obligations under the Convertible Promissory Note) shall be secured by a First Lien Deed of Trust on all real property being conveyed herein in the form as attached as Exhibit F as well as a first lien on all other assets which shall be secured by the filing of UCC-1 s covering the personal property.

                                    VI

     The Seller will present at closing Seller's corporate resolution authorizing this transaction in the form as attached hereto as Exhibit G.

                                   VII
                     REPRESENTATIONS AND WARRANTIES

     The Seller hereby represents and warrants that:

     (a) The Seller has good and marketable title to all of the assets being conveyed herein and none of the properties and assets are subject to any mortgage, pledge, lien, encumbrance or other charge of any kind or character.

     (b) That none of the assets being conveyed herein are being held under any lease, conditional sale, or other contract contemplating the disposal of such property or assets, and no liens, pledges, charges, or encumbrances of any kind or nature whatsoever will be placed against the assets of the Seller.

     (c) The Seller is not involved in any undisclosed actions, litigation, proceedings, investigations or claims which might materially or adversely affect the assets of the Seller, or which would prevent or hamper the transactions contemplated by this agreement.

     (d) That Seller has good and indefeasible title to the real property to be conveyed hereunder and that there are no liens, encumbrances or other charges of any kind or character against said property.

     (e) That the Seller is a Cyprus corporation qualified to do business in the State of Texas.

     (f) That Seller has filed all required tax returns and made all required tax deposits with all governmental authorities.

     The Purchaser hereby represents and warrants that:

     (a) That the Purchaser is organized under the laws of the State of Nevada and is in good standing and qualified to do business in the State of Nevada. That all necessary resolutions will be been taken to enter into this agreement and perform this transaction contemplated by this agreement and to authorize the of officers of the Purchaser to effectuate this contract.

     (b) That this agreement, when properly authorized and executed by the Purchaser, will be a binding agreement and enforceable against Purchaser. That this transaction will not violate any provisions of any Articles of Organization, Regulations, or any law, rule, order or regulations or any agreement or instrument to which Purchaser is a party.

                                   VIII
                SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations, warranties, covenants and agreements of the Seller and Purchaser herein set forth and all certificates and documents delivered pursuant hereto and in connection with this agreement shall survive the closing of this transaction and the same shall be deemed to have been material and to have been relied upon by the party to whom directed. In case of any breach of any representation, warranty, covenant or agreement, the breaching party agrees to make payment to the aggrieved party in cash at Odessa, Ector County, Texas, of any sums that the aggrieved party may suffer as a result of any such breach, provided, that there shall be no liability on the part of the breaching party unless such matter for which payment is sought shall have been brought to the attention of the breaching party by the aggrieved party in writing in time sufficient for the breaching party to file a timely answer and appear and defend against any such alleged breach. In this connection, the aggrieved party will give every cooperation to the breaching party in making such defense in third party actions.

                                    IX

     It is agreed that Mike Englezakis may continue to occupy and live in the main house located on the real property being conveyed herein until June 30, 1999. Although Mike Englezakis shall have the right to occupy said premises, he shall not be obligated to do so. Mike Englezakis shall be responsible for timely paying all utilities directly used by the house. Additionally, Mike Englezakis shall pay the wages (but not payroll taxes, worker's compensation or similar items) of Quill employee Manuel Holguin.

     Additionally, the buffalo owned by Mike Englezakis presently located on the premises may remain on the premises until June 30, 1999. The expense of maintaining said buffalo shall be that of Mike Englezakis.

                                     X
                               GOVERNING LAW

     This agreement is executed, delivered and intended to be performed in the State of Texas, and shall be construed and enforced in accordance with and shall be governed by the laws of the State of Texas, in all respects, including matters of validity and performance.

                                     XI
                             AD VALOREM TAXES

     It is understood and agreed that all Ad Valorem Taxes covering the real and personal properties above described shall be pro rated to the date of closing.

     IN WITNESS WHEREOF, this instrument is executed in duplicate originals the date first above written.

SELLER:
STARIAD INVESTMENTS LIMITED
BY: /S/ Mike Englezakis

PURCHASER:
QUILL INDUSTRIES, INC.
BY: /S/ R. Lee Matzig

10.03 - Form of Quill Senior Ranching and Ranching Associate Contract

This contract, dated ________, is between Quill Industries' Inc. and Quill Ranching Associate _____________________ (Associate).

  In consideration for fees, goods and services, these parties agree to the following:

1. Upon signing this contract; Associate agrees to pay Quill Industries the sum of ______________ as a participation fee. This is a one-time fee, and is not refundable except as provided below.

2. Quill Industries agrees to provide the Associate with _____ ostrich chicks. Shipment of the chicks will be coordinated and scheduled with the Associate Within twelve months from original shipping date, a minimum of _____ of the best birds will be selected for Associates, breeder stock Quill Industries and Associate will share the proceeds from the sale of Quill Grow out Birds, within thirty (30) days after their removal from the Associates facility. Associated share of the proceeds will be fifty percent (50%) and no less than ____________________ dollars ($______) for each ostrich sent to slaughter. A Grow out Bird is defined as all birds not selected as breeder stock located at Associate's facility.

3. Quill Industries and the Associate may choose to participate in a growout option each year. The grow out option is specifically designed to allow the Quill Industries Ranching Associate to update, increase. and replace ostriches in his breeder flock each year. This will be accomplished by allowing the RA to add up to 10% of the grow-out birds each year to his breeder flock. The amount of grow out chicks sent to an associate each year will be based on qualities of chicks available at the time and the desire and ability of each associate. Each grow out contract will be for approximately twelve (12) months and these ostriches will generally be designated for slaughter.

4. At all times, the ostrich chicks, breeder birds, and ostrich eggs at the Associate's facilities are the exclusive property of Quill Industries. If Quill Industries should default on any payment due the Associate, the Breeder Stock and eggs on their facility will become exclusive property of the Associate as payment in full. Default is defined as any payment past due over sixty (60) days.

5. Associate agrees to maintain the ostriches and eggs on their facility in accordance with the Quill Industries Ranching Standard Operating Procedures
(RSOP) (under separate cover). These rules will be updated by Quill no more than quarterly.

6. Quill Industries agrees to pay Associate a commission of fifty percent (50%) of the net amount on any sale made by Quill of ostriches or eggs from the Associate's facility. The net amount is defined as the gross sales price less a ten percent (10%) selling commission.

7. Quill Industries agrees to pay Associate an additional commission of ten percent (10%) of the gross amount on any sale off ostriches or eggs from the Associate's facility, if such sale is created and consummated by the Associate. Associate may not make any sale of ostriches or eggs without written approval of Quill.

8. Quill Industries has first right of refusal to transfer any eggs produced by ostriches on the Associate's ranch to the Quill Industries Central Ranching Facility. On any eggs transferred to Quill Industries, the Associate will earn a commission based on the following schedule. Years one through ten - ___________________ dollars ($_____) per fertile egg or current market price at time of transfer (which ever is lower) for fertile ostrich eggs. The egg commission will be paid monthly. This contract is renewable at seventy five dollars ($75.00) per fertile ostrich egg or current market price at time of transfer (whichever is lower) for fertile ostrich eggs' provided the Associate continues to meet the standards as set forth in the RSOP.

9. Associate must use an approved feed as set forth in the RSOP

10. Associate must maintain minimum levels of production in the raising of ostrich chicks, maintenance of ostrich breeder stock, and egg laying from breeder stock. These minimum levels of production are calculated by taking the quarterly average production levels for all Quill Industries Associates, including the Quill Industries Central Ranching Operation, and multiplying these figures times eighty percent (80%). In the event that such other Quill Industries Associate information is not available, then the minimum production levels as set forth in the RSOP will be used. If Associate does not maintain these minimum production levels, then Quill Industries has the right to remove the ostrich birds and eggs from the Associate's facility and cancel this contract.

11. This is an exclusive contract for ratite production between Associate and Quill Industries. The Associate may not. at any time during this contract, maintain, trade or sell any non- Quill Industries ratites. Due to the need to maintain a disease-free environment for ostrich production., the Associate must remove any existing stock in ratites, or other birds of any kind, on the Associate's facility before this contract begins.

12. Associate must construct such facilities and purchase such equipments at the Associate's expenses as deemed necessary by Quill Industries for proper maintenance of ostriches on the Associate's ranch. These required facilities and equipment are detailed in the RSOP. No ostrich chicks will be shipped from Quill Industries to Associate until such facilities and equipment are in place. Quill Industries has the complete right of inspection for this purpose.

13. Should Quill Industries determine that the Associate is not operating according to the RSOP, or is not maintaining the minimum production levels necessary as defined above, Quill Industries reserves the right to remove all ostriches and eggs from the Associate's facility and cancel this contract. A refund, equal to the participation fee less any monies paid to-date by Quill Industries to Associate, will be made within ninety (90) days following the removal of all Quill Industries assets. If Quill Industries has sustained damage due to the improper care of Quill Industries birds and eggs, or Associate has illegally sold, transferred, stolen or damaged Quill Industries birds or eggs, then Quill Industries shall have the right to retain such amounts as necessary to cover such damages.

14. Associate will maintain proper and adequate records of ostrich production as detailed in the RSOP.

15. Quill Industries reserves the right to audit any Associate's operations or records at any time during regular business hours.

16. This is the complete agreement between the parties mentioned herein. No other conditions or representations, written or oral, will modify or supersede this agreement. Any disputes of this agreement will be litigated in the City of Fort Worth, Texas.



Signed:                               Dated
       ------------------------------       ----------------
Quill Industries, Inc.


Signed:                               Dated
       ------------------------------       ----------------
Ranching Associate



Ranching Associate Name
                       ------------------------
Mailing Address
                -------------------------------
City, State, Zip
                -------------------------------
Telephone 1                  Telephone 2
            ----------------             -----------------------

10.04 - Convertible Secured Promissory Note dated May 26, 1998
Date:  May 26, 1998                                              $1,000,000.00


                             QUILL INDUSTRIES, INC.

                     CONVERTIBLE SECURED PROMISSORY NOTE
                            NON-INTEREST BEARING

         ---------------------------------------------------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR INTERPRETIVE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

       ------------------------------------------------



      QUILL INDUSTRIES, INC., a corporation duly organized and existing under the laws of the state of Nevada (hereinafter referred to as the "Company"), for value received, hereby promises to pay to STARIAD INVESTMENTS LIMITED, a Cyprus corporation (hereinafter referred to as the "Holder"), the sum of ONE MILLION DOLLARS ($1,000,000)in accordance with the terms of this promissory note (the "Note") at the offices of Holder's counsel 4001 East 42nd Street, Suite 200, Odessa, Texas 79762, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, until the face amount hereof is paid or made available for payment as herein provided.

     This Note is subject to the following further terms and material provisions:

      1. Term and Payments. The term of this Note shall be three years from the date hereof and the payments towards reduction of the face amount of the Note shall be made as follows:

            (a) A payment of $500,000 on or before the first anniversary date (the "First Payment"), unless the Holder gives the Company written notice of the Holder's intent to convert the First Payment to 200,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), in accordance with the provisions for conversion as set forth in section 2 of this Note.

            (b) A payment of $250,000 on or before the second anniversary date (the "Second Payment"), unless the Holder gives the Company written notice of the Holder's intent to convert the Second Payment to 100,000 shares of the Company's Common Stock, in accordance with the provisions for conversion as set forth in section 2 of this Note.

            (c) A payment of $250,000 on or before the third anniversary date (the "Third Payment"), unless the Holder gives the Company written notice of the Holder's intent to convert the Third Payment to 100,000 shares of the Company's Common Stock, in accordance with the provisions for conversion as set forth in section 2 of this Note.

      2. Conversion. Subject to, and in compliance with, the provisions contained herein, the Holder of this Note is entitled, at the Holder's option, within 15 days prior to the First, Second or Third Payment Date of this Note (or in case this Note or some portion hereof shall have been called for prepayment prior to such First, Second or Third Payment Date, then, in respect of this Note or such portion hereof, until and including, but not after, the close of business within 15 days of the date of notice of prepayment), to convert this Note or any portion of the face amount then due, into fully paid and nonassessable Common Stock at a conversion price of $2.50 per share (the "Conversion Price"). The conversion right shall be exercised with conversion occurring by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company, in the form attached hereto, that the Holder elects to convert that portion of the face amount of the Note to be converted.

      3. Limitations on Right on Conversion. Following receipt of the written notice of intention of the Holder to convert that portion of the Note then due, the Company shall take such steps as it deems appropriate to permit conversion of that portion of the Note as specified in the notice without registration or qualification under applicable federal and state securities laws; provided, that in no event shall the Company be required to consent to the general service of process or qualify as a foreign corporation in any jurisdiction where the Holder resides is such jurisdiction is different from such Holder's residence when the Note was originally offered and sold. In order to comply with exemptions from the registration requirements of the Securities Act and certain states securities statutes, the Company may require the Holder to make certain representations and execute and deliver to the Company certain documents as a condition to exercise of the conversion rights hereunder, all in form and substance satisfactory to the Company as determined in its sole discretion. In the event the Company reasonably determines that the Note cannot be converted in compliance with applicable federal and state securities laws in the absence of registration or qualification under such statutes, the Company shall be under no obligation to permit conversion of the Note and issue any shares of Common Stock pursuant hereto.

      4. Adjustment in Conversion. The Conversion Price and shares of Common Stock issuable upon conversion of this Note may be subject to adjustment from time to time as follows:

            (a) If the Company shall subdivide the outstanding Common Stock into a greater number of shares or combine the outstanding Common Stock into a smaller number of shares, or issue by reclassification any of its Common Stock, the conversion price in effect immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive after the occurrence of the First, Second or Third Payment, the number of shares to which the Holder would have been entitled had such portion of the Note been converted immediately prior to the occurrence of such event.

            (b) No fraction of a share of Common Stock shall be issued upon conversion, but in lieu thereof the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of the fractional share of Common Stock at the time of conversion; and

            (c) Neither the purchase or other acquisition by the Company of any shares of Common Stock nor the sale or other disposition by the Company of any shares of Common Stock shall affect any adjustment of the Conversion Price or be taken into account in computing any subsequent adjustment of the Conversion Price.

      5. Prepayment. This Note is subject to prepayment, in whole or in part, at the election of the Company at any time, upon not less than 15 days notice. Prepayment shall be effected by paying the amount equal to the outstanding face amount of the Note. On the date fixed for prepayment by the Company, the amount due shall be paid in cash or certified funds. Any portion of the face amount which is prepaid only in part shall be presented for notation thereon by the Company of such partial prepayment.

      6. Creation of Security Interest. In connection with the issuance of this Note, the Company grants to the Holder a security interest in and to any and all real and personal property which is the subject of the Purchase and Sale Agreement between the Company and the Holder dated May __, 1998 (the "Purchase and Sale Agreement"), and represented by a First Lien Deed of Trust attached as Exhibit F thereto and a Form UCC-1.

      7. Satisfaction and Discharge of Note. This Note shall cease to be of further effect (except as to any surviving rights of transfer, or exchange of Notes herein expressly provided for) when:

            (a) The Company has paid or caused to be paid all sums payable hereunder by the Company; and

            (b) All the conditions precedent herein provided for relating to the satisfaction and discharge of this Note have been complied with.

      8. Events of Default. "Events of Default," when used herein, whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgement, decree, or order of any court or any order, rule, or regulation of any administrative or government body or be caused by the provisions of any paragraph herein means any one of the following events:

            (a) Default in the payment of any portion of the Note when due or otherwise; or

            (b) Default in the performance or breach of any covenant or warranty of the Company in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), the related Purchase and Sale Agreement, First Lien Deed of Trust or any other documents related to such Purchase and Sale Agreement and continuation of such default or breach for a period of 30 days after there has been given to the Company by registered or certified mail, by the Holder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

            (c) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuation of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

            (d) The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or

            (e) The consent by the Company to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property), or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

      9     Suit for Enforcement.  If an event of default occurs and is continuing, the Holder may, in its discretion, proceed to protect and enforce any rights it may have under this Note, or any other instrument pertaining to this Note. Any such action to enforce the Holder's rights may be brought in the state court, Ector County, Texas, or in the federal district court, Western District of Texas, Midland-Odessa Division, or in any other court of competent jurisdiction as the Holder shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement under this Note or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     10     Notices; Waiver.  Where this Note provides for notice to the
Holder of any event, such notice shall be sufficiently given if in writing and sent by courier providing for delivery within 72 hours or mailed, registered, postage prepaid, to the Holder, at its address as it appears in the records maintained by the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where the Note provides for notice to the Company, such notice shall be sufficiently given if in writing and mailed, registered, postage prepaid, to the Company at its address set forth above (or at such other address as shall be provided to the Holder in the manner for giving notices set forth herein), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Note provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, whether before or after the event, any such waiver shall be equivalent of such notice.

      11. Restrictions. The Holder, by acceptance hereof, represents and warrants as follows:

            (a) The Note is being acquired for the Holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Note or any interest therein without registration or other compliance under the Securities Act, and the Holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

            (b) The Holder hereof has been advised and understands that the Note has not been registered under the Securities Act and the Note must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Note under the Securities act; in the absence of such registration, sale of the Note may be impracticable;

the Company will maintain stop-transfer orders against registration of transfer of the Note. The Company may refuse to transfer the Note and/or the Common Stock unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no-action" or interpretive response from the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such letter or opinion states that the Note and/or Common Stock are free from any restrictions under the Securities Act, the Company may refuse to transfer the Note and/or the Common Stock to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Note or Common Stock if any set forth herein. The Company may also refuse to transfer the Note if any circumstance is present reasonably indicating that the transferee's representations are not accurate.

      12. Severability. In case any provision in this Note shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      13. Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws of the state of Texas.

      14. Legal Holidays. In any case where any date provided herein shall not be a business day, then (notwithstanding any other provision of this Note) the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

      15. Delay or Omission; No Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any event of default shall impair any such right or remedy or constitute a waiver of any such event or default or any acquiescence therein. Every right or remedy given hereby or by law may be from time to time, and as often as may be deemed expedient.

      16. Miscellaneous. This Note is subject to the following additional terms and conditions:

            (a) If this Note is placed with any attorney for collection, or if suit be instituted for collection, or if any other remedy provided by law is pursued by the Holder, because of any default in the terms and conditions herein, then in either event, the Company agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by the Holder in so doing.

            (b) None of the rights and remedies of the Holder shall be waived or affected by failure or delay to exercise them. All remedies conferred on the Holder shall be cumulated and none is exclusive. Such remedies may be exercised concurrently or consecutively at the Holder's option.

            (c) This Note is negotiable and transferable, subject to compliance with the provisions of paragraph 11 hereof.

      DATED effective as of the 26th day of May, 1998.

ATTEST:                               QUILL INDUSTRIES, INC.

By /S/Roman Isip, Secretary           By /S/ R. Lee Matzig, President

                       [FORM OF EXERCISE FOR CONVERSION]

                                          Date:-------------------------------




QUILL INDUSTRIES, INC.
2415 Avenue J, Suite 114
Arlington, Texas  76006

      Re:   Conversion of Note


Gentlemen:

      The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note or the portion hereof designated, into shares of Common Stock, $0.001 par value per share, of Quill Industries, Inc., in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned unless a different name has been indicated below.

      If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.



                                      ______________________________________
                                             (Signature)


FILL IN FOR REGISTRATION OF SHARES


___________________________________   _____________________________________
(Printed Name)                         (Social Security or Tax I.D. Number)


___________________________________
(Street Address)


___________________________________   _______________________________________
(City, State, and Zip Code)           Portion to be converted (if less than
                                      all)

10.05 - Promissory Note Between the Registrant and Philip R. Lacerte

                            PROMISSORY NOTE

Principal amount $250,000                        Date: May 1, 1998



     FOR VALUE RECEIVED, the undersigned, Quill Industries, Inc. ("Borrower" or "Undersigned") hereby jointly and severally promise to pay to the order of:
Philip R. Lacerte the sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest thereon at the rate of 6% per annum on the unpaid balance due over 90 days.

     Said sum shall be paid in lawful money of the United States to Philip R. Lacerte in person in Dallas, Texas or as the holder of this note may from time to time designate.

     If note is not paid in full within 90 days, a lien on the O.P.A. assets owned by Borrower shall be recorded in the Ector County Courthouse in Odessa, Texas.

     In the event this note shall be in default and placed for collection, then the borrower agrees to pay all reasonable attorney fees and costs of collection.

     The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing, and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall he construed, governed and enforced in accordance with the laws of the State of Texas.



/S/ R.L. Matzig
--------------------------
Borrower